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                                                                       EXHIBIT 5

                                                                   July   , 1996

The Fortress Group, Inc.
Suite 730
1921 Gallows Road
Vienna, Virginia 22182

RE: Issuance of Shares Pursuant to Registration Statement on Form S-1

Gentlemen:

  We have acted as counsel to The Fortress Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to the public offering by the Company of an aggregate of 3,000,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share.

  In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation of the Company, (b) the By-Laws of the Company, (c) a good standing certificate dated July 12, 1996 from the State of Delaware, (d) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective, (ii) such Shares will have been duly authorized and reserved for issuance and, upon the issuance and sale of the Shares in the manner contemplated in the Registration Statement, certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Board of Directors or a committee thereof which will be no less than the par value thereof, and (iii) the Shares will be issued in compliance with applicable federal and state securities laws.

  Based on the foregoing, we are of the following opinion:

    1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

    2. The Shares, will, upon the issuance and sale thereof in the manner contemplated in the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.

  We are expressing the opinions above as members of the Bar of the State of Illinois and express no opinion as to any law other than the laws of that state, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
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  We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          /s/ Katten Muchin & Zavis
                                          Katten Muchin & Zavis

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                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                               ----------------

  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "THE FORTRESS GROUP, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWELFTH DAY OF JULY, A.D. 1996.

  AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO
DATE.

  AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO
DATE.

                                          /s/ Edward J. Freel
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION: 8024589

                                          DATE: 07-12-96

2518951 8300

960203470

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